UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

BAKER HUGHES, A GE COMPANY			BAKER HUGHES, A GE COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road
Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2018, the Compensation Committee of Baker Hughes, a GE company (the “Company”) approved grants of equity incentive awards to members of the Company’s executive leadership team and other employees under the Company’s 2017 Long-Term Incentive Plan and individual award agreements. Awards granted to the executive leadership team, including Lorenzo Simonelli, President & Chief Executive Officer, Brian Worrell, Chief Financial Officer, and Derek Mathieson, Chief Marketing and Technology Officer, consist 50% of performance share units (“PSUs”), 25% of restricted stock units (“RSUs”) and 25% of stock options.

The introduction of PSUs advances the Company’s commitment to performance-based compensation by providing executives with an opportunity to earn compensation based on achievement of pre-established performance goals and further strengthening the link between our executives’ compensation and shareholder value creation. When combined with the stock options, which only have value to the extent that our share price increases, 75% of these awards are performance-based.

The PSU awards consist 50% of total shareholder return (“TSR”) PSUs and 50% of return on invested capital (“ROIC”) PSUs. The awards are earned based on the Company’s TSR or ROIC performance over the three-year period ending December 31, 2020 as ranked against the TSR or ROIC performance of a peer group consisting of the companies in the PHLX Oil Service Sector index plus TechnipFMC plc. The PSUs may be earned between 0% and 150% of target.

No PSUs are earned unless the Company’s performance ranks at least at the 25th percentile of TSR or ROIC compared to the peers. The TSR PSUs are subject to two additional limitations on payout: if the Company’s TSR is negative, the number of PSUs earned is capped at 100% of target; and if the value of the shares as of the last day of the performance period that are otherwise deliverable based on performance exceeds 5 times the value of the shares as of the grant date, the number of shares delivered is reduced to the number of shares equal to this 5-times value. In addition, the TSR PSUs are not eligible for dividend equivalents.

To earn the PSUs, the executive generally must remain employed through the last day of the performance period, with the service requirement deemed attained on specified terminations of employment. On a change in control (as defined in the award agreements), the performance condition is deemed attained at target, and the PSUs remain subject to the service requirement.

The description of the PSUs contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the award agreements. Copies of the forms of award agreements for the PSUs will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES, A GE COMPANY

Dated: January 26, 2018	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

Dated: January 26, 2018	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary